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                                                                       EXHIBIT 5

                                 March 26, 1998


Krause's Furniture, Inc.
200 North Berry Street
Brea, CA 92821-3903

Ladies and Gentlemen:

               At your request, we have examined the Registration Statement on Form S-1 filed by Krause's Furniture, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on December 23, 1997, Amendment No. 1 thereto filed on February 18, 1998, Amendment No. 2 thereto filed on March 11, 1998 and Amendment No. 3 thereto filed March 26, 1998 (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of up to 4,840,000 shares of the Company's common stock, $.001 par value (the "Stock"), including 440,000 shares subject to the underwriters' over-allotment option, which are to be offered and sold by the Company. The Stock is to be sold to the underwriters named in the Registration Statement for resale to the public.

               As counsel to the Company, we have examined the proceedings taken by the Company in connection with the issuance and sale by the Company of up to 2,743,889 shares of Stock. We have also examined the proceedings taken and proposed to be taken by the Company in connection with the sale of 2,096,111 shares of Stock to be sold by a stockholder of the Company (the "Selling Stockholder").

               We are of the opinion that (a) the shares of Stock to be offered and sold by the Company have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally issued, fully paid and nonassessable, and (b) the shares of Stock to be sold by the Selling Stockholder are legally and validly issued, fully paid and nonassessable.


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Krause's Furniture, Inc.
March 26, 1998
Page 2


               We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto.

                                            Very truly yours,



                                            Morrison & Foerster LLP